EXHIBIT 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of China Liberal Education Holdings Limited (the “Company”) of our report dated April 15, 2024, relating to the consolidated balance sheets of the Company as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive income(loss), changes in shareholder’s equity, and cash flows for the years ended December 31, 2023, 2022 and 2021 and the related notes, included in its Annual Report on Form 20-F of the Company for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission on April 15, 2024.We also consent to the reference to us under the heading “Experts” in such Registration Statement.

AuditAlliance LLP

Singapore

May 30, 2024